UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

October 27, 2011

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER INDUSTRIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969

(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200, SARASOTA, FLORIDA	34240

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   [    ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      [    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 [    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  [    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K filed by Roper Industries, Inc. (the “Company”) on June 3, 2011 (the “Original 8-K”) updates disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, regarding the results of the Company’s 2011 Annual Meeting of Stockholders held on June 1, 2011 (the “2011 Annual Meeting”). The sole purpose of this Amendment is to disclose the decision of the Board of Directors (the “Board”) regarding how frequently it will conduct non-binding advisory votes on the compensation paid to the Company’s named executive officers. No other changes have been made to the Original 8-K.

Item 5.07     Submission of Matters to a Vote of Security Holders.

In a non-binding advisory vote on the frequency of the advisory vote on the compensation paid to the Company’s named executive officers (“say-on-pay”) held at the 2011 Annual Meeting, stockholders voted in favor of holding say-on-pay votes annually. Accordingly, in light of this result and other factors considered by the Board, the Board has determined that the Company will hold advisory say-on-pay votes on an annual basis until the next required vote on the frequency of such say-on-pay votes.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Industries, Inc.
(Registrant)

Date: October 27, 2011	By:	/s/ David B. Liner
David B. Liner
Vice President, General Counsel and Secretary